UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2010

Koss Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-3295	39-1168275
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4129 North Port Washington Avenue, Milwaukee, Wisconsin 53212

(Address of principal executive offices)  (Zip code)

(414) 964-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.        Other Events.

On June 30, 2010, Koss Corporation (“Koss”) released restated consolidated financial statements for the fiscal years ended June 30, 2009 and 2008, and the quarter ended September 30, 2009.  Koss filed amendments to its Annual Report on Form 10-K for the fiscal year ended June 30, 2009 and its Quarterly Report for the three months ended September 30, 2009 containing the restated consolidated financial statements for the applicable periods.  The restatements were required as a result of previously disclosed unauthorized transactions by Sujata Sachdeva, Koss’s former Vice President of Finance and Principal Accounting Officer.

Koss also amended its Quarterly Reports on Form 10-Q for the three months ended December 31, 2009 and March 31, 2010 to include financial statements, which were omitted from the Company’s reports when previously filed.  The release of these financial statements was delayed due to the restatement of Koss’s financials statements required by the unauthorized transactions.  With the filings of these amended Quarterly Reports on Form 10-Q, Koss understands that it will regain compliance with Nasdaq Listing Rule 5250(c)(1), which requires the timely filing of periodic financial statements.

A copy of the press release issued on June 30, 2010 relating to this notification is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.        Financial Statements and Exhibits.

(d)         Exhibits

Number	Description

Exhibit 99.1	Press Release of Koss Corporation dated June 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 30, 2010	KOSS CORPORATION

	By:	/s/ Michael J. Koss
Michael J. Koss
Chief Executive Officer and President

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release of Koss Corporation dated June 30, 2010.